As filed with the Securities and Exchange Commission on July 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

D.R. HORTON, INC.

Co-registrants are listed on the following pages.

(Exact name of registrant as specified in its charter)

Delaware	75-2386963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1341 Horton Circle Arlington, Texas 76011 (817) 390-8200	Thomas B. Montaño Vice President — Corporate Securities Counsel & Corporate Secretary 1341 Horton Circle Arlington, Texas 76011 (817) 390-8200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to mail copies of all orders, notices and communications to:

Robyn E. Zolman

Gibson, Dunn & Crutcher LLP

1801 California Street, Suite 4200

Denver, Colorado 80202-2641

(303) 298-5700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Amount of registration fee
Debt Securities, Preferred Stock (par value $.10 per share), Depositary Shares, Common Stock (par value $.01 per share), Warrants, Stock Purchase Contracts and Stock Purchase Units(2)	(1)	(1)
Guarantees of Debt Securities by direct and indirect subsidiaries of D.R. Horton, Inc.(3)(4)	(1)	(1)
Units comprising one or more classes of securities above	(1)	(1)

(1)

An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), D.R. Horton, Inc. is deferring payment of all of the registration fee.

(2)

Includes an indeterminate number of shares of common stock which may be issued upon conversion of preferred stock or debt securities, which are being registered; an indeterminate amount or number of debt securities and shares of common stock and preferred stock which may be issued upon exercise of warrants, which are being registered; and an indeterminate number of shares of common stock which may be issued upon settlement of stock purchase contracts, which are being registered.

(3)	Pursuant to Rule 457(n), no separate fee for the guarantees is payable.
(4)	See the following page for a list of the subsidiary guarantors.

The following direct and indirect subsidiaries of D.R. Horton, Inc. may guarantee the debt securities issued hereunder and are co-registrants under this registration statement. The address, including zip code, and telephone number, including area code, for each of the co-registrants is c/o D.R. Horton, Inc., 1341 Horton Circle, Arlington, Texas 76011, (817) 390-8200.

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
C. Richard Dobson Builders, Inc.	Virginia	54-1082672
CH Investments of Texas, Inc.	Delaware	86-0831611
CHTEX of Texas, Inc.	Delaware	74-2791268
Continental Homes, Inc.	Delaware	86-0515339
Continental Homes of Texas, L.P.	Texas	74-2791904
Continental Residential, Inc.	California	86-0596757
D.R. Horton — CHAustin, LLC	Delaware	47-4632353
D.R. Horton — Colorado, LLC	Delaware	47-4670290
D.R. Horton — Corpus Christi, LLC	Delaware	83-1226448
D.R. Horton — Crown, LLC	Delaware	46-1022394
D.R. Horton — Emerald, Ltd.	Texas	75-2926873
D.R. Horton — Georgia, LLC	Delaware	46-1040657
D.R. Horton — Highland, LLC	Delaware	47-4659972
D.R. Horton — Indiana, LLC	Delaware	47-4681214
D.R. Horton — Iowa, LLC	Delaware	47-4670415
D.R. Horton — Nebraska, LLC	Delaware	83-1257652
D.R. Horton — Permian, LLC	Delaware	47-4645825
D.R. Horton — Regent, LLC	Delaware	46-1018273
D.R. Horton — Terramor, LLC	Delaware	47-4654463
D.R. Horton — Texas, Ltd.	Texas	75-2491320
D.R. Horton — WPH, LLC	Delaware	46-1038842
D.R. Horton — Wyoming, LLC	Delaware	83-1246812
D.R. Horton, Inc. — Birmingham	Alabama	62-1666398
D.R. Horton, Inc. — Chicago	Delaware	75-2795240
D.R. Horton, Inc. — Dietz-Crane	Delaware	75-2926868
D.R. Horton, Inc. — Greensboro	Delaware	75-2599897
D.R. Horton, Inc. — Gulf Coast	Delaware	75-2926872
D.R. Horton, Inc. — Huntsville	Delaware	20-4973832
D.R. Horton, Inc. — Jacksonville	Delaware	75-2460269
D.R. Horton, Inc. — Louisville	Delaware	75-2636512
D.R. Horton, Inc. — Midwest	California	75-2589359
D.R. Horton, Inc. — Minnesota	Delaware	75-2527442
D.R. Horton, Inc. — New Jersey	Delaware	75-2665362
D.R. Horton, Inc. — Portland	Delaware	75-2763765
D.R. Horton, Inc. — Torrey	Delaware	75-2689997
D.R. Horton BAY, Inc.	Delaware	65-1218940
D.R. Horton CA2, Inc.	California	75-2569592
D.R. Horton CA3, Inc.	Delaware	75-2926871
D.R. Horton CA4, LLC	Delaware	47-4619674
D.R. Horton Cruces Construction, Inc.	Delaware	65-1218942
D.R. Horton Hawaii LLC	Delaware	02-0548194
D.R. Horton LA North, Inc.	Delaware	65-1218941
D.R. Horton Los Angeles Holding Company, Inc.	California	75-2589298
D.R. Horton Management Company, Ltd.	Texas	75-2436079
D.R. Horton Materials, Inc.	Delaware	75-2926870
D.R. Horton Serenity Construction, LLC	Delaware	75-2926876

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
D.R. Horton VEN, Inc.	California	75-2589293
DRH — HWY 114, LLC	Delaware	83-1219778
DRH Cambridge Homes, LLC	Delaware	75-2797879
DRH Construction, Inc.	Delaware	75-2633738
DRH Phoenix East Construction, Inc.	Arizona	86-0533370
DRH Regrem VII, LP	Texas	75-2926874
DRH Regrem XII, LP	Texas	65-1218943
DRH Regrem XIV, Inc.	Delaware	20-4974035
DRH Regrem XV, Inc.	Delaware	20-4974123
DRH Regrem XVI, Inc.	Delaware	20-4974218
DRH Regrem XVII, Inc.	Delaware	20-4974283
DRH Regrem XVIII, Inc.	Delaware	20-4974344
DRH Regrem XIX, Inc.	Delaware	20-4974420
DRH Regrem XX, Inc.	Delaware	20-4974895
DRH Regrem XXI, Inc.	Delaware	20-4975007
DRH Regrem XXII, Inc.	Delaware	20-4975092
DRH Regrem XXIII, Inc.	Delaware	20-4975165
DRH Regrem XXIV, Inc.	Delaware	20-4975234
DRH Regrem XXV, Inc.	Delaware	75-2440439
DRH Regrem XLV, LLC	Delaware	83-1275508
DRH Regrem XLVI, LLC	Delaware	83-1286376
DRH Regrem XLVII, LLC	Delaware	83-1310784
DRH Regrem XLVIII, LLC	Delaware	83-1321463
DRH Regrem XLIX, LLC	Delaware	83-1336183
DRH Regrem L, LLC	Delaware	83-1352262
DRH Regrem LI, LLC	Delaware	83-1368494
DRH Regrem LII, LLC	Delaware	83-1383774
DRH Regrem LIII, LLC	Delaware	83-1401560
DRH Regrem LIV, LLC	Delaware	83-1421468
DRH Regrem LV, LLC	Delaware	83-1433653
DRH Regrem LVI, LLC	Delaware	87-1699563
DRH Regrem LVII, LLC	Delaware	87-1700384
DRH Regrem LVIII, LLC	Delaware	87-1710999
DRH Regrem LIX, LLC	Delaware	87-1711418
DRH Regrem LX, LLC	Delaware	87-1731583
DRH Regrem LXI, LLC	Delaware	87-1732212
DRH Regrem LXII, LLC	Delaware	87-1757426
DRH Regrem LXIII, LLC	Delaware	87-1758028
DRH Regrem LXIV, LLC	Delaware	87-1779564
DRH Regrem LXV, LLC	Delaware	87-1779977
DRH Southwest Construction, Inc.	California	75-2589289
DRH Tucson Construction, Inc.	Delaware	75-2709796
HPH Homebuilders 2000 L.P.	California	68-0368156
KDB Homes, Inc.	Delaware	86-0565376
Lexington Homes — DRH, LLC	Delaware	47-4659801
Meadows I, Ltd.	Delaware	75-2436082
Meadows II, Ltd.	Delaware	51-0342206
Meadows VIII, Ltd.	Delaware	75-2824511
Meadows IX, Inc.	New Jersey	75-2684821
Meadows X, Inc.	New Jersey	75-2684823
Melody Homes, Inc.	Delaware	88-0309544

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Pacific Ridge — DRH, LLC	Delaware	46-1030683
Schuler Homes of Arizona LLC	Delaware	99-0350555
Schuler Homes of California, Inc.	California	99-0328127
Schuler Homes of Oregon, Inc.	Oregon	99-0330791
Schuler Homes of Washington, Inc.	Washington	99-0329483
SGS Communities at Grande Quay L.L.C.	New Jersey	22-3481784
SHA Construction LLC	Delaware	86-1002579
SHLR of California, Inc.	California	99-0350554
SHLR of Nevada, Inc.	Nevada	99-0343628
SHLR of Washington, Inc.	Washington	99-0334375
SRHI LLC	Delaware	99-0343629
SSHI LLC	Delaware	91-1842222
Vertical Construction Corporation	Delaware	22-3216488
Walker Drive, LLC	Delaware	47-4681366
Western Pacific Housing — Antigua, LLC	Delaware	95-4750872
Western Pacific Housing — Broadway, LLC	Delaware	95-4850687
Western Pacific Housing — Canyon Park, LLC	Delaware	95-4716219
Western Pacific Housing — Carrillo, LLC	Delaware	95-4815705
Western Pacific Housing — Communications Hill, LLC	Delaware	95-4637162
Western Pacific Housing — Copper Canyon, LLC	Delaware	95-4817406
Western Pacific Housing — Creekside, LLC	Delaware	95-4769848
Western Pacific Housing — Lomas Verdes, LLC	Delaware	95-4783214
Western Pacific Housing — McGonigle Canyon, LLC	Delaware	95-4735759
Western Pacific Housing — Mountaingate, L.P.	California	95-4539564
Western Pacific Housing — Norco Estates, LLC	Delaware	95-4686652
Western Pacific Housing — Pacific Park II, LLC	Delaware	95-4636584
Western Pacific Housing — Park Avenue East, LLC	Delaware	52-2350169
Western Pacific Housing — Park Avenue West, LLC	Delaware	95-4888647
Western Pacific Housing — Playa Vista, LLC	Delaware	95-4879655
Western Pacific Housing — River Ridge, LLC	Delaware	95-4870837
Western Pacific Housing — Terra Bay Duets, LLC	Delaware	95-4878114
Western Pacific Housing — Torrey Meadows, LLC	Delaware	95-4878113
Western Pacific Housing — Torrey Village Center, LLC	Delaware	95-4837541
Western Pacific Housing — Windemere, LLC	Delaware	95-4879656
Western Pacific Housing, Inc.	Delaware	95-4887164
Western Pacific Housing Management, Inc.	California	95-4692688
WPH-Camino Ruiz, LLC	Delaware	95-4802985

PROSPECTUS

D.R. Horton, Inc.

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Guarantees of Debt Securities

Units of These Securities

We will provide specific terms of these securities in supplements to this prospectus at the time we offer or sell any of these securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in these securities involves risks. See “Risk Factors ” on page 1 of this prospectus, in the applicable prospectus supplement we will deliver with this prospectus and in the documents incorporated herein and therein by reference.

Our common stock is listed on the New York Stock Exchange under the symbol “DHI.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 28, 2021

We have not authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained in this prospectus or any documents incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. You should not assume that the information contained in this prospectus, or the information contained in any document incorporated by reference in this prospectus, is accurate as of any date other than the date of each such document, unless the information specifically indicates that another date applies.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

Unless the context otherwise requires, the terms the “Company,” “we” and “our” refer to D.R. Horton, Inc., a Delaware corporation, and its predecessors and subsidiaries.

i

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be construed as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements typically include the words “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “likely,” “may,” “outlook,” “plan,” “possible,” “potential,” “predict,” “projection,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other words of similar meaning. Any or all of the forward-looking statements included or incorporated by reference in this prospectus may not approximate actual experience, and the expectations derived from them may not be realized, due to risks, uncertainties and other factors. As a result, actual results may differ materially from the expectations or results we discuss in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to:

•	the effects of public health issues such as a major epidemic or pandemic, including the impact of COVID-19 on the economy and our businesses;

•	the cyclical nature of the homebuilding and lot development industries and changes in economic, real estate and other conditions;

•	constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital;

•

reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates;

•	the risks associated with our land and lot inventory;

•	our ability to effect our growth strategies, acquisitions or investments successfully;

•	the impact of an inflationary, deflationary or higher interest rate environment;

•	home warranty and construction defect claims;

•	the effects of health and safety incidents;

•	supply shortages and other risks of acquiring land, building materials and skilled labor;

•	reductions in the availability of performance bonds;

•	increases in the costs of owning a home;

•	the effects of governmental regulations and environmental matters on our homebuilding and land development operations;

•	the effects of governmental regulations on our financial services operations;

•	competitive conditions within the homebuilding, lot development and financial services industries;

•	our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations;

•	the effects of negative publicity;

•	the effects of the loss of key personnel; and

•	information technology failures, data security breaches and our ability to satisfy privacy and data protection laws and regulations.

ii

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in subsequent documents incorporated by reference in this prospectus should be consulted. Additional information about issues that could lead to material changes in performance and risk factors that have the potential to affect us is contained in our annual report on Form 10-K for the fiscal year ended September 30, 2020 and our quarterly reports on Form 10-Q for the quarters ended December 31, 2020, March 31, 2021 and June 30, 2021, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). See “Incorporation of Certain Documents by Reference” as well as the applicable prospectus supplement.

iii

RISK FACTORS

Investing in our securities involves risks. Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our results of operations, financial condition or cash flows, or the value of these securities. These risks and uncertainties include those described in the risk factors and other sections of the documents that are incorporated by reference in this prospectus. Subsequent prospectus supplements may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under the prospectus supplements. You should carefully consider these risks and uncertainties and all of the information contained in or incorporated by reference in this prospectus and in the applicable prospectus supplement before you invest in our securities.

THE COMPANY

D.R. Horton, Inc. is the largest homebuilding company in the United States as measured by number of homes closed. We construct and sell homes through our operating divisions in 96 markets across 30 states, primarily under the names of D.R. Horton, America’s Builder, Emerald Homes, Express Homes and Freedom Homes.

Our business operations consist of homebuilding, a majority-owned residential lot development company, financial services and other activities. Our homebuilding operations are our core business, generating 97% of our consolidated revenues of $20.3 billion, $17.6 billion and $16.1 billion in fiscal 2020, 2019 and 2018, respectively. Our homebuilding operations generate most of their revenues from the sale of completed homes and to a lesser extent from the sale of land and lots. Approximately 91% of our home sales revenue in fiscal 2020 was generated from the sale of single-family detached homes, with the remainder from the sale of attached homes, such as townhomes, duplexes and triplexes.

Our position as the most geographically diverse and largest volume homebuilder in the United States provides a strong platform for us to compete for new home sales. Our product offerings include a broad range of homes for entry-level, move-up, active adult and luxury buyers across our markets. Our entry-level homes at affordable price points have experienced very strong demand from homebuyers, as this segment of the new home market remains under-served, with low inventory levels relative to demand.

During fiscal 2020, we also began constructing and leasing homes as income-producing single-family rental communities. After a rental community is constructed and achieves a stabilized level of leased occupancy, we generally market the community for a bulk sale of homes. These operations are reported in our homebuilding segment.

During fiscal 2018, we acquired 75% of the outstanding shares of Forestar Group Inc. (“Forestar”), a publicly traded residential lot development company listed on the New York Stock Exchange under the ticker symbol “FOR.” Forestar is a component of our homebuilding strategy to enhance operational and capital efficiency and returns by expanding relationships with land developers and increasing the portion of our land and lot position controlled under land purchase contracts. At June 30, 2021, we owned 64% of Forestar’s outstanding common stock.

Our financial services operations provide mortgage financing and title agency services to homebuyers in many of our homebuilding markets. DHI Mortgage, our 100% owned subsidiary, provides mortgage financing services primarily to our homebuyers and sells substantially all of the mortgages it originates and the majority of the related servicing rights to third-party purchasers. DHI Mortgage originates loans in accordance with purchaser guidelines and sells substantially all of its mortgage production shortly after origination. Our 100% owned subsidiary title companies serve as title insurance agents by providing title insurance policies, examination, underwriting and closing services, primarily related to our homebuilding transactions.

In addition to our homebuilding, Forestar and financial services operations, we engage in other business activities through our subsidiaries. We conduct insurance-related operations, construct, own and sell income-producing multi-family rental properties, own non-residential real estate including ranch land and improvements and own and operate oil and gas related assets. The results of these operations are immaterial for separate reporting and therefore are grouped together and presented as other. Our multi-family rental operations develop, construct, lease, own and sell multi-family residential properties that produce rental income. We primarily focus on constructing garden style multi-family communities, which typically accommodate 200 to 400 dwelling units, in high growth suburban markets. After we complete construction and achieve a stabilized level of leased occupancy, the property is typically marketed for sale.

For more information about our business, please refer to the “Business” section in our most recent annual report on Form 10-K filed with the SEC and incorporated by reference in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus.

Our principal executive offices are located at 1341 Horton Circle, Arlington, Texas 76011. Our telephone number is (817) 390-8200, and our Internet website address is www.drhorton.com. Information on or connected to our Internet website is not a part of this prospectus.

SECURITIES WE MAY OFFER

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities, which we may issue in one or more series and which may include provisions regarding conversion or exchange of the debt securities into our common stock or other securities;

•	guarantees of the debt securities by certain of our subsidiaries;

•	preferred stock, which we may issue in one or more series;

•	depositary shares;

•	common stock;

•	warrants entitling the holders to purchase common stock, preferred stock, depositary shares, debt securities or other securities;

•	stock purchase contracts;

•	stock purchase units;

•	units of the above securities; or

•	any derivative security of a security listed above or any security listed above containing a derivative feature such as a put or call option.

When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we may offer in the future. In each prospectus supplement we will include, among other things, the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	the plan of distribution for the securities;

•	if applicable, information about securities exchanges on which the securities will be listed;

•	material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. In that case, the prospectus supplement should be read as superseding this prospectus. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part. You should also read both this prospectus and the applicable prospectus supplement, together with the information described under the heading “Incorporation of Certain Documents by Reference.”

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. These purposes may include:

•	providing additional working capital to our business operations;

•	acquiring and developing land;

•	constructing new homes;

•	acquiring companies in homebuilding or other businesses;

•	repaying or repurchasing existing debt; and

•	purchasing other investments.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under one or more indentures entered into or to be entered into between us and Truist Bank (formerly known as Branch Banking and Trust Company), as trustee, or another trustee chosen by us, qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and appointed under an indenture or a supplemental indenture. The indentures are or will be governed by the Trust Indenture Act.

The following is a summary of the indentures. It does not restate the indentures entirely. We urge you to read the indentures. We have filed the indentures as exhibits to the registration statement of which this prospectus is a part, and we will file the indentures we enter into and the supplemental indentures or authorizing resolutions with respect to particular series of debt securities as exhibits to current or other reports we file with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of the indentures and the supplemental indentures or authorizing resolutions. You may also inspect copies of the documents for the particular series at the office of the trustee. References below to an “indenture” are references to the applicable indenture, as supplemented, under which a particular series of debt securities is issued.

Terms of the Debt Securities

Our debt securities will be unsecured obligations of D.R. Horton, Inc. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

•	the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

•

the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•

the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculation of such rate or rates, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•

the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

•

the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	the denominations in which the debt securities will be issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•

the right, if any, of holders of the debt securities to convert or exchange them into our common stock or other securities of any kind of us or another obligor, including any provisions intended to prevent dilution of the conversion rights and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

•	the terms, if any, upon which debt securities may be subordinated to our other indebtedness;

•

any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•

whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

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if debt securities are to be offered at an “original issue discount” as defined in paragraph (a) of section 1273 of the Internal Revenue Code, the tax effects thereof pursuant to the applicable provisions of the Internal Revenue Code;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued, in whole or in part, in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by our direct or indirect subsidiaries that may guarantee the debt securities, including the identity of the subsidiaries that will be the initial guarantors of the series and the terms of subordination, if any, of any such guarantee. The applicable prospectus supplement will also describe provisions for the release of guarantor subsidiaries from their guarantees.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our guarantor subsidiaries. The applicable prospectus supplement will also describe provisions for guarantor subsidiaries to cease to be restricted by those covenants.

Events of Default and Remedies

Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration or otherwise;

•

our failure or the failure of any guarantor subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series, the guarantees (as they relate thereto) or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us or any guarantor of the debt securities (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time);

•

the acceleration of any indebtedness (other than non-recourse indebtedness, as defined in the indenture) of us or any guarantor subsidiary that has an outstanding principal amount of $50 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such indebtedness is not satisfied, in either case within 30 days after such acceleration;

•

our failure or the failure of any guarantor subsidiary to make any principal or interest payment in an amount of $50 million or more, individually or in the aggregate, in respect of indebtedness (other than non-recourse indebtedness, as defined in the indenture) of us or any guarantor subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such indebtedness);

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us or any guarantor subsidiary that is a significant subsidiary (as defined in the indenture); or

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any guarantee of any guarantor subsidiary that is a significant subsidiary ceases to be in full force and effect (other than in accordance with the terms of such guarantee and the indenture) or is declared null and void and unenforceable or found to be invalid or any guarantor denies its liability under its guarantee (other than by reason of release of a guarantor from its guarantee in accordance with the terms of the indenture and the guarantee).

The indenture provides, or will provide, that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so. The indenture provides, or will provide, that as long as any debt securities are outstanding we will be obligated to deliver written notice to the trustee of the occurrence of any default within 30 days after any of our senior officers obtains knowledge of such default.

The indenture provides, or will provide, that if any event of default (other than certain events of bankruptcy, insolvency or reorganization) has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare all the debt securities of such series to be due and payable immediately. If an event of default occurs due to certain events of bankruptcy, insolvency or reorganization as set forth in the indenture, all amounts due and payable on the debt securities of such series shall be due and payable immediately without any declaration, notice or other act by the trustee or any holder. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

The indenture permits, or will permit, us and our guarantor subsidiaries to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

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depositing in trust with the trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture also permits, or will permit, us and our guarantor subsidiaries to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

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complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture permits, or will permit, us and our guarantor subsidiaries to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or U.S. government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

•	cure any ambiguity, omission, defect or inconsistency;

•

comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us or any guarantor of the debt securities;

•

provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	release a guarantor subsidiary which, in accordance with the terms of the indenture, ceases to be liable on its guarantee of debt securities;

•	add a guarantor subsidiary in respect of any series of debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect the rights of any holder.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the written consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest, including defaulted interest;

•	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemptions of debt securities;

•

modify the ranking or priority of the debt securities or any guarantee, or, with respect to any subordinated debt securities, modify certain subordination provisions of the applicable indenture in any manner adverse to the holders of debt securities that are senior to such subordinated debt securities;

•	release any guarantor from any of its obligations under its guarantee or the indenture except in accordance with the indenture;

•

make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Concerning the Trustee

In the ordinary course of its business, Truist Bank (formerly known as Branch Banking and Trust Company), the initial trustee, provides, and may continue to provide, service to us as trustee under the indentures governing certain of our senior notes and will provide service to us as trustee under any indentures to be entered into with respect to any future issuances of senior, senior subordinated or subordinated debt securities. Each indenture contains, or will contain, limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indentures permit, or will permit, the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indentures provide, or will provide, that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indentures, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The laws of the State of New York govern, or will govern, the indenture, the debt securities and the guarantees of the debt securities.

DESCRIPTION OF COMMON STOCK, PREFERRED STOCK AND DEPOSITARY SHARES

Our authorized capital stock is 1,000,000,000 shares of common stock, $.01 par value, and 30,000,000 shares of preferred stock, $.10 par value. At July 23, 2021, 358,194,436 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. The holders are not entitled to cumulative voting in the election of directors. Directors are elected by the affirmative vote of the majority of votes cast at a meeting at which a quorum is present, except that if the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the shares represented in person or by proxy at the meeting and entitled to vote. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.

Holders of common stock have no preemptive rights. They are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The common stock is not entitled to any sinking fund, redemption or conversion provisions. On our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of preferred stock, if any. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. There will be a prospectus supplement relating to any offering of common stock offered by this prospectus.

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC, which currently serves as trustee for certain of our senior notes.

The following provisions in our charter or bylaws may make a takeover of our company more difficult:

•	an article in our charter prohibiting stockholder action by written consent;

•	an article in our charter requiring the affirmative vote of the holders of two-thirds of the outstanding shares of common stock to remove a director;

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an article in our charter and a bylaw limiting the persons who may call special meetings of stockholders to our board of directors or a committee authorized to call a meeting by the board or the bylaws; and

•

bylaws establishing an advance written notice procedure for stockholders seeking to nominate candidates for election to the board of directors or for proposing matters which can be acted upon at stockholders’ meetings.

These provisions may delay stockholder actions with respect to business combinations and the election of new members to our board of directors. As such, the provisions could discourage open market purchases of our common stock because a stockholder who desires to participate in a business combination or elect a new director may consider them disadvantageous. Additionally, the issuance of preferred stock could delay or prevent a change of control or other corporate action.

Delaware Anti-Takeover Statute. As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder” from engaging in a “business combination” with us for three years following the date that person became an interested stockholder, unless:

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before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

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upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by persons who are both directors and officers of our corporation or by certain employee stock plans; or

•

on or following the date on which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock excluding shares held by the interested stockholder.

An “interested stockholder” is generally a person owning 15% or more of our outstanding voting stock. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

Preferred Stock

We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series of preferred stock;

•	any limit upon the number of shares of the series of preferred stock which may be issued;

•	the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

•	the date or dates on which we will be required or permitted to redeem the preferred stock;

•	the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, which will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends and may be cumulative or non-cumulative;

•	the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock or a purchase fund to be used to purchase preferred stock; and

•	any other material terms of the preferred stock.

Holders of shares of preferred stock will not have preemptive rights.

Depositary Shares

General. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, which will be governed by New York law. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to current or other reports we file with the SEC. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable redemption fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions. We will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares, debt securities or units of two or more of these types of securities. Each series of warrants will be issued under a separate warrant agreement governed by New York law to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants offered;

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the designation, number and terms of the common stock, preferred stock, depositary shares, debt securities or other securities that may be purchased upon exercise of the warrants and procedures by which the number of these securities may be adjusted;

•	the exercise price of the warrants;

•	the period during which you may exercise the warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any terms relating to the modification of the warrants;

•	information with respect to book-entry procedures, if any;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other material terms of the warrants.

Prior to the exercise of any warrants to purchase common stock, preferred stock, depositary shares, debt securities or other securities, holders of the warrants will not have any of the rights of holders of the common stock, preferred stock, depositary shares, debt securities or other securities purchasable upon exercise, including:

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in the case of warrants for the purchase of common stock, preferred stock or depositary shares, the right to vote or to receive any payments of dividends on the common stock, preferred stock or depositary shares purchasable upon exercise; or

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in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a fixed or varying number of shares of common stock, preferred stock or depositary shares at a future date or dates. The stock purchase contracts will be governed by New York law. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately, or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock, depositary shares, debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement, or any combination of the foregoing, in each case securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or stock purchase units, as the case may be, or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing that holder’s obligations under the original stock purchase contract. Any one or more of the above securities, common stock or the stock purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral U.S. government securities with a principal amount at maturity equal to the collateral so released or the maximum number of shares deliverable by such holders under stock purchase contracts requiring the holders to sell common stock, preferred stock or depositary shares to us.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contract, and, if applicable, collateral or depositary arrangements, relating to such stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will be discussed in the related prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, units will consist of one or more stock purchase contracts, warrants, debt securities, debt securities guarantees, preferred stock, common stock, depositary shares or any combination thereof. The units will be issued under a unit agreement that will be governed by New York law. You should refer to the applicable prospectus supplement for:

•

all terms of the units and of the stock purchase contracts, warrants, debt securities, debt securities guarantees, shares of preferred stock, shares of common stock, depositary shares or any combination thereof comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

Any of the securities being offered by this prospectus may be sold:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	through brokers;

•	directly by us to purchasers; or

•	through a combination of any such methods of sale.

The securities may be sold at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices or varying prices determined at the time of sale. The distribution of securities may be effected from time to time in one or more transactions by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the securities;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in the prospectus supplement. We may elect to list any class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities we may offer.

If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement may set forth the name of the dealer and the terms of the transactions.

If a broker is used in the sale of the securities, the broker will not acquire the securities, and we will sell the securities directly to the purchasers in the applicable market. These will be conducted as “at the market offerings” within the meaning of the Securities Act. The prospectus supplement will set forth the terms of our arrangement with the broker.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction or other process, if utilized.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of ours, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP, has rendered an opinion with respect to the validity of the securities being offered by this prospectus. Certain matters of Alabama, Arizona, Nevada, New Jersey, Oregon, Virginia and Washington law will be passed upon for us by Thomas B. Montaño, our Vice President – Corporate Securities Counsel and Corporate Secretary. Mr. Montaño is compensated by the Company as an employee and has 20,708 restricted stock units. We have filed these opinions as exhibits to the registration statement of which this prospectus is a part. If counsel for any underwriters passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of D.R. Horton, Inc. as of September 30, 2020 and 2019 and for the years then ended appearing in D.R. Horton, Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2020, and the effectiveness of D.R. Horton, Inc.’s internal control over financial reporting as of September 30, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The financial statements for the year ended September 30, 2018 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

We make available free of charge on or through our Internet website, www.drhorton.com, our reports and other information filed with or furnished to the SEC as referred to below and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. Unless specifically listed under “Incorporation of Certain Documents by Reference” below, the information contained on our website or the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We and our subsidiaries who may be guarantors have filed jointly with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits, contains additional relevant information about us, any guarantor subsidiaries and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this prospectus (other than portions of these documents that are deemed to have been furnished and not filed). These documents contain important information about us and our business, prospects and financial condition.

Filing	Period or Date Filed
Annual Report on Form 10-K (including the sections incorporated by reference therein from our definitive proxy statement on Schedule 14A filed with the Commission on December 23, 2020)	Year ended September 30, 2020

Quarterly Reports on Form 10-Q	Quarter ended December 31, 2021
Quarter ended March 31, 2021
Quarter ended June 30, 2021

Current Reports on Form 8-K	October 2, 2020, October 2, 2020 (two reports)
October 13, 2020
January 22, 2021
February 23, 2021
April 22, 2021, April 22, 2021 (Item 5.02 only) (two reports)

The description of our common stock contained in our registration statement on Form 8-A/A filed September  21, 2012, as updated by the description of our common stock filed as Exhibit 4.17 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, and any amendments or reports filed for the purpose of updating the description of our common stock.

We also incorporate by reference any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the date of the closing of each offering. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements (other than information identified in them as not incorporated by reference). You should review these filings as they may disclose changes in our business, prospects, financial condition or other affairs after the date of this prospectus. The information that we file later with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the closing of each offering will automatically update and supersede previous information included or incorporated by reference in this prospectus.

You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Investor Relations

D.R. Horton, Inc.

1341 Horton Circle

Arlington, Texas 76011

(817) 390-8200

D.R. Horton, Inc.

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Guarantees of Debt Securities

Units of These Securities

PROSPECTUS

July 28, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by us in connection with offering of the securities being registered, other than discounts and commissions.

Securities and Exchange Commission registration fee*	$	**
Blue Sky fees and expenses		**
Printing and engraving fees and expenses		**
Trustees’ fees and expenses		**
Rating agency fees		**
Accountants’ fees and expenses		**
Legal fees and expenses		**
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, the registrant is deferring payment of all of the registration fee for the securities offered by this registration statement.
**	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

D.R. Horton, Inc.’s certificate of incorporation provides that D.R. Horton, Inc. shall, to the full extent permitted by the Delaware General Corporation Law or other applicable laws presently or hereafter in effect, indemnify each person who is or was or had agreed to become a director or officer of D.R. Horton, Inc., or each such person who is or was serving or who had agreed to serve at the written request of the board of directors or an officer of D.R. Horton, Inc. as an employee or agent of D.R. Horton, Inc. or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in any such case owned or controlled by D.R. Horton, Inc., including the heirs, executors, administrators or estate of such person, and eliminates the personal liability of its directors to the full extent permitted by the Delaware General Corporation Law or other applicable laws presently or hereafter in effect. D.R. Horton, Inc. has entered into an indemnification agreement with each of its directors and executive officers.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective. An amendment, repeal or elimination of such a provision shall not affect its application with respect to an act or omission by a director occurring before such amendment, repeal or elimination unless the provision provides otherwise at the time of such act or omission.

In addition to indemnification by D.R. Horton, Inc. pursuant to its certificate of incorporation, the partners, members, managers, directors and officers of the co-registrants are generally also entitled to indemnification and exculpation for certain monetary damages to the extent provided in the co-registrants’ organizational documents or under the statutes under which the co-registrants are organized.

Any underwriting agreement, which will be filed as Exhibit 1.1 by amendment hereto or pursuant to a current report on Form 8-K to be incorporated herein by reference, will provide that the underwriters named therein will indemnify and hold harmless D.R. Horton, Inc., the co-registrants and each director, officer who signs this registration statement or controlling person of D.R. Horton, Inc. and the co-registrants from and against specific liabilities, including liabilities under the Securities Act.

D.R. Horton, Inc. also has obtained directors’ and officers’ liability insurance that provides insurance coverage for certain liabilities which may be incurred by directors and officers of D.R. Horton, Inc. and the co-registrants in their capacity as such.

Item 16.	Exhibits and Financial Schedules.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation, as amended, of D.R. Horton, Inc., dated January 31, 2006, and the Amended and Restated Certificate of Incorporation, as amended, of D.R. Horton, Inc., dated March 18, 1992 (incorporated by reference from Exhibit 3.1 to D.R. Horton, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005, filed with the SEC on February 2, 2006 (File No. 001-14122)).

4.2	Amended and Restated Bylaws of D.R. Horton, Inc. (incorporated by reference from Exhibit 3.1 to D.R. Horton, Inc.’s Current Report on Form 8-K filed with the SEC on November 8, 2017 (File No. 001-14122)).

4.3	Senior Debt Securities Indenture, dated as of October 10, 2019, among D.R. Horton, Inc. and Truist Bank (formerly known as Branch Banking and Trust Company), as trustee (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2019 (File No. 001-14122)).

4.4	Form of Senior Subordinated Debt Securities Indenture (incorporated by reference from Exhibit 4.4 to D.R. Horton, Inc’s Registration Statement on Form S-3ASR filed with the SEC on August 7, 2018 (File No. 333-226644)).

4.5	Form of Subordinated Debt Securities Indenture (incorporated by reference from Exhibit 4.5 to D.R. Horton, Inc’s Registration Statement on Form S-3ASR filed with the SEC on August 7, 2018 (File No. 333-226644)).

4.6*	Form of Supplemental Indenture.

4.7*	Form of Deposit Agreement and Deposit Receipt.

Exhibit Number	Description

4.8*	Form of Warrant Agreement (including form of warrant).

4.9*	Form of Stock Purchase Contract.

4.10*	Form of Stock Purchase Unit Agreement.

4.11*	Form of Unit Agreement.

4.12	Specimen of Common Stock Certificate (incorporated by reference from Exhibit 4.12 to D.R. Horton Inc.’s Registration Statement on Form S-3, filed with the SEC on September 24, 2012 (File No. 333-184065)).

5.1	Opinion of Gibson, Dunn & Crutcher LLP, as to the validity of the securities being registered.

5.2	Opinion of Thomas B. Montaño, Esquire, as to certain matters under the laws of the States of Alabama, Arizona, Nevada, New Jersey, Oregon, Virginia and Washington.

22.1	Subsidiary guarantors and issuers of guaranteed securities and affiliates whose securities collateralize securities of the registrant.

23.1	Consent of Ernst and Young LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.4	Consent of Thomas B. Montaño, Esquire (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature pages of this registration statement).

25.1	Statement of eligibility of trustee on Form T-1 for Senior Debt Securities.

25.2	Statement of eligibility of trustee on Form T-1 for Senior Subordinated Debt Securities.

25.3	Statement of eligibility of trustee on Form T-1 for Subordinated Debt Securities.

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of D.R. Horton, Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each appropriate registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, D.R. Horton, Inc., and the co-registrants named below, certify that they have reasonable grounds to believe that they meet all the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on July 28, 2021.

D.R. HORTON, INC.

By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

CO-REGISTRANTS:

C. RICHARD DOBSON BUILDERS, INC.	DRH REGREM XV, INC.
CH INVESTMENTS OF TEXAS, INC.	DRH REGREM XVI, INC.
CHTEX OF TEXAS, INC.	DRH REGREM XVII, INC.
CONTINENTAL HOMES, INC.	DRH REGREM XVIII, INC.
CONTINENTAL RESIDENTIAL, INC.	DRH REGREM XIX, INC.
D.R. HORTON, INC. — BIRMINGHAM	DRH REGREM XX, INC.
D.R. HORTON, INC. — CHICAGO	DRH REGREM XXI, INC.
D.R. HORTON, INC. — DIETZ-CRANE	DRH REGREM XXII, INC.
D.R. HORTON, INC. — GREENSBORO	DRH REGREM XXIII, INC.
D.R. HORTON, INC. — GULF COAST	DRH REGREM XXIV, INC.
D.R. HORTON, INC. — HUNTSVILLE	DRH REGREM XXV, INC.
D.R. HORTON, INC. — JACKSONVILLE	DRH SOUTHWEST CONSTRUCTION, INC.
D.R. HORTON, INC. — LOUISVILLE	DRH TUCSON CONSTRUCTION, INC.
D.R. HORTON, INC. — MIDWEST	KDB HOMES, INC.
D.R. HORTON, INC. — MINNESOTA	MEADOWS I, LTD.
D.R. HORTON, INC. — NEW JERSEY	MEADOWS II, LTD.
D.R. HORTON, INC. — PORTLAND	MEADOWS VIII, LTD.
D.R. HORTON, INC. — TORREY	MEADOWS IX, INC.
D.R. HORTON BAY, INC.	MEADOWS X, INC.
D.R. HORTON CA2, INC.	MELODY HOMES, INC.
D.R. HORTON CA3, INC.	SCHULER HOMES OF CALIFORNIA, INC.
D.R. HORTON CRUCES CONSTRUCTION, INC.	SCHULER HOMES OF OREGON, INC.
D.R. HORTON LA NORTH, INC.	SCHULER HOMES OF WASHINGTON, INC.
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.	SHLR OF CALIFORNIA, INC.
D.R. HORTON MATERIALS, INC.	SHLR OF NEVADA, INC.
D.R. HORTON VEN, INC.	SHLR OF WASHINGTON, INC.
DRH CONSTRUCTION, INC.	VERTICAL CONSTRUCTION CORPORATION
DRH PHOENIX EAST CONSTRUCTION, INC.	WESTERN PACIFIC HOUSING, INC.
DRH REGREM XIV, INC.	WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

CONTINENTAL HOMES OF TEXAS, L.P.

By:	CHTEX of Texas, Inc., its General Partner

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

D.R. HORTON MANAGEMENT COMPANY, LTD.
D.R. HORTON — EMERALD, LTD.
D.R. HORTON — TEXAS, LTD.
DRH REGREM VII, LP
DRH REGREM XII, LP

By:	Meadows I, Ltd., its General Partner

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

SGS COMMUNITIES AT GRANDE QUAY L.L.C.

By:	Meadows IX, Inc., a Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer
and

By:	Meadows X, Inc., a Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

DRH CAMBRIDGE HOMES, LLC

By:	D.R. Horton, Inc. — Chicago, its Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

HPH HOMEBUILDERS 2000 L.P.
WESTERN PACIFIC HOUSING — ANTIGUA, LLC
WESTERN PACIFIC HOUSING — BROADWAY, LLC
WESTERN PACIFIC HOUSING — CANYON PARK, LLC
WESTERN PACIFIC HOUSING — CARRILLO, LLC
WESTERN PACIFIC HOUSING — COMMUNICATIONS HILL, LLC
WESTERN PACIFIC HOUSING — COPPER CANYON, LLC
WESTERN PACIFIC HOUSING — CREEKSIDE, LLC
WESTERN PACIFIC HOUSING — LOMAS VERDES, LLC
WESTERN PACIFIC HOUSING — MCGONIGLE CANYON, LLC
WESTERN PACIFIC HOUSING — MOUNTAINGATE, L.P.
WESTERN PACIFIC HOUSING — NORCO ESTATES, LLC
WESTERN PACIFIC HOUSING — PACIFIC PARK II, LLC
WESTERN PACIFIC HOUSING — PARK AVENUE EAST, LLC
WESTERN PACIFIC HOUSING — PARK AVENUE WEST, LLC
WESTERN PACIFIC HOUSING — PLAYA VISTA, LLC
WESTERN PACIFIC HOUSING — RIVER RIDGE, LLC
WESTERN PACIFIC HOUSING — TERRA BAY DUETS, LLC
WESTERN PACIFIC HOUSING — TORREY MEADOWS, LLC
WESTERN PACIFIC HOUSING — TORREY VILLAGE CENTER, LLC
WESTERN PACIFIC HOUSING — WINDEMERE, LLC
WPH-CAMINO RUIZ, LLC

BY:	Western Pacific Housing Management, Inc., its Manager, Managing Member or General Partner

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

SCHULER HOMES OF ARIZONA LLC
SHA CONSTRUCTION LLC

By:	SRHI LLC, its Member
	By:	SHLR of Nevada, Inc. its Member

		By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

D.R. HORTON HAWAII LLC

By:	Vertical Construction Corporation, its Manager

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

SRHI LLC

By:	SHLR of Nevada, Inc., its Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

LEXINGTON HOMES — DRH, LLC
SSHI LLC
PACIFIC RIDGE — DRH, LLC

By:	SHLR of Washington, Inc., its Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

D.R. HORTON — CROWN, LLC
D.R. HORTON — GEORGIA, LLC
D.R. HORTON — HIGHLAND, LLC
D.R. HORTON — IOWA, LLC
D.R. HORTON — NEBRASKA, LLC
D.R. HORTON — REGENT, LLC
D.R. HORTON — TERRAMOR, LLC
D.R. HORTON — WPH, LLC
D.R. HORTON SERENITY CONSTRUCTION, LLC
DRH REGREM XLV, LLC
DRH REGREM XLVI, LLC
DRH REGREM XLVII, LLC
DRH REGREM XLVIII, LLC
DRH REGREM XLIX, LLC
DRH REGREM L, LLC
DRH REGREM LI, LLC
DRH REGREM LII, LLC
DRH REGREM LIII, LLC
DRH REGREM LIV, LLC
DRH REGREM LV, LLC
DRH REGREM LVI, LLC
DRH REGREM LVII, LLC
DRH REGREM LVIII, LLC
DRH REGREM LIX, LLC
DRH REGREM LX, LLC
DRH REGREM LXI, LLC
DRH REGREM LXII, LLC
DRH REGREM LXIII, LLC
DRH REGREM LXIV, LLC
DRH REGREM LXV, LLC

By:	D.R. Horton, Inc., its Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

D.R. HORTON — COLORADO, LLC
D.R. HORTON — WYOMING, LLC

By:	Melody Homes, Inc., its Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

D.R. HORTON — INDIANA, LLC

By:	D.R. Horton, Inc. — Midwest, its Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

D.R. HORTON — CHAUSTIN, LLC

BY:	Continental Homes of Texas, L.P., its Member

By: CHTEX of Texas, Inc., its General Partner

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

D.R. HORTON — PERMIAN, LLC
DRH — HWY 114, LLC
D.R. HORTON — CORPUS CHRISTI, LLC

BY:	D.R. Horton — Texas, Ltd. its Member

	By:	Meadows I, Ltd., its General Partner

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

D.R. HORTON CA4, LLC

BY:	Western Pacific Housing, Inc., its Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

WALKER DRIVE, LLC

BY:	D.R. Horton BAY, Inc.

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Donald R. Horton, individually, and David V. Auld and Bill W. Wheat, together as a group, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

REGISTRANT OFFICERS AND DIRECTORS

Signature	Title	Date

/s/ David V. Auld David V. Auld	President and Chief Executive Officer (Principal Executive Officer)	July 28, 2021

/s/ Bill W. Wheat Bill W. Wheat	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2021

/s/ Donald R. Horton Donald R. Horton	Chairman of the Board and Director*	July 28, 2021

/s/ Barbara K. Allen Barbara K. Allen	Director*	July 28, 2021

/s/ Brad S. Anderson Brad S. Anderson	Director*	July 28, 2021

/s/ Michael R. Buchanan Michael R. Buchanan	Director*	July 28, 2021

/s/ Benjamin S. Carson, Sr. Benjamin S. Carson, Sr.	Director*	July 28, 2021

/s/ Michael W. Hewatt Michael W. Hewatt	Director*	July 28, 2021

/s/ Maribess L. Miller Maribess L. Miller	Director*	July 28, 2021

*

Includes capacity as a director of D.R. Horton, Inc. as the sole member of D.R. Horton — Crown, LLC, D.R. Horton — Georgia, LLC, D.R. Horton — Highland, LLC, D.R. Horton — Iowa, LLC, D.R. Horton — Nebraska, LLC, D.R. Horton — Regent, LLC, D.R. Horton — Terramor, LLC, D.R. Horton Serenity Construction, LLC, D.R. Horton — WPH, LLC, DRH Regrem XLV, LLC, DRH Regrem XLVI, LLC, DRH Regrem XLVII, LLC, DRH Regrem XLVIII, LLC, DRH Regrem XLIX, LLC, DRH Regrem L, LLC, DRH Regrem LI, LLC, DRH Regrem LII, LLC, DRH Regrem LIII, LLC, DRH Regrem LIV, LLC, DRH Regrem LV, LLC, DRH Regrem LVI, LLC, DRH Regrem LVII, LLC, DRH Regrem LVIII, LLC, DRH Regrem LIX, LLC, DRH Regrem LX, LLC, DRH Regrem LXI, LLC, DRH Regrem LXII, LLC, DRH Regrem LXIII, LLC, DRH Regrem LXIV, LLC and DRH Regrem LXV, LLC.

CO-REGISTRANT OFFICERS AND DIRECTORS:

C. RICHARD DOBSON BUILDERS, INC.	DRH REGREM XV, INC.
CH INVESTMENTS OF TEXAS, INC.	DRH REGREM XVI, INC.
CHTEX OF TEXAS, INC.	DRH REGREM XVII, INC.
CONTINENTAL HOMES, INC.	DRH REGREM XVIII, INC.
CONTINENTAL RESIDENTIAL, INC.	DRH REGREM XIX, INC.
D.R. HORTON, INC. — BIRMINGHAM	DRH REGREM XX, INC.
D.R. HORTON, INC. — CHICAGO	DRH REGREM XXI, INC.
D.R. HORTON, INC. — DIETZ-CRANE	DRH REGREM XXII, INC.
D.R. HORTON, INC. — GREENSBORO	DRH REGREM XXIII, INC.
D.R. HORTON, INC. — GULF COAST	DRH REGREM XXIV, INC.
D.R. HORTON, INC. — HUNTSVILLE	DRH REGREM XXV, INC.
D.R. HORTON, INC. — JACKSONVILLE	DRH SOUTHWEST CONSTRUCTION, INC.
D.R. HORTON, INC. — LOUISVILLE	DRH TUCSON CONSTRUCTION, INC.
D.R. HORTON, INC. — MIDWEST	KDB HOMES, INC.
D.R. HORTON, INC. — MINNESOTA	MEADOWS I, LTD.
D.R. HORTON, INC. — NEW JERSEY	MEADOWS II, LTD.
D.R. HORTON, INC. — PORTLAND	MEADOWS VIII, LTD.
D.R. HORTON, INC. — TORREY	MEADOWS IX, INC.
D.R. HORTON BAY, INC.	MEADOWS X, INC.
D.R. HORTON CA2, INC.	MELODY HOMES, INC.
D.R. HORTON CA3, INC.	SCHULER HOMES OF CALIFORNIA, INC.
D.R. HORTON CRUCES CONSTRUCTION, INC.	SCHULER HOMES OF OREGON, INC.
D.R. HORTON LA NORTH, INC.	SCHULER HOMES OF WASHINGTON, INC.
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.	SHLR OF CALIFORNIA, INC.
D.R. HORTON MATERIALS, INC.	SHLR OF NEVADA, INC.
D.R. HORTON VEN, INC.	SHLR OF WASHINGTON, INC.
DRH CONSTRUCTION, INC.	VERTICAL CONSTRUCTION CORPORATION
DRH PHOENIX EAST CONSTRUCTION, INC.	WESTERN PACIFIC HOUSING, INC.
DRH REGREM XIV, INC.	WESTERN PACIFIC HOUSING MANAGEMENT, INC.

Signature	Title	Date

/s/ Donald R. Horton Donald R. Horton	Sole Director	July 28, 2021

/s/ David V. Auld David V. Auld	President and Chief Executive Officer (Principal Executive Officer)	July 28, 2021

/s/ Bill W. Wheat Bill W. Wheat	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2021

CHTEX of Texas, Inc., the General Partner of
Continental Homes of Texas, L.P., Member of
D.R. Horton — CHAustin, LLC

D.R. Horton, Inc. — Chicago, Member of
DRH Cambridge Homes, LLC

Meadows I, Ltd., the General Partner of
D.R. Horton Management Company, Ltd.
D.R. Horton — Emerald, Ltd.
DRH Regrem VII, LP
DRH Regrem XII, LP
D.R. Horton — Texas, Ltd., Member of
D.R. Horton — Permian, LLC
DRH — HWY 114, LLC
D.R. Horton — Corpus Christi, LLC

Meadows IX, Inc. and Meadows X, Inc., each Members of
SGS Communities at Grande Quay L.L.C.

Melody Homes, Inc., Member of
D.R. Horton — Colorado, LLC
D.R. Horton — Wyoming, LLC

D.R. Horton, Inc. — Midwest, Member of
D.R. Horton — Indiana, LLC

SHLR of Nevada, Inc., Member of
SRHI LLC, Member of
Schuler Homes of Arizona LLC
SHA Construction LLC

SHLR of Washington, Inc., Member of
Lexington Homes — DRH, LLC
Pacific Ridge — DRH, LLC
SSHI LLC

Vertical Construction Corporation, Manager of
D.R. Horton Hawaii LLC

Western Pacific Housing, Inc., Member of
D.R. Horton CA4, LLC

D.R. Horton BAY, Inc., Member of
Walker Drive, LLC

Signature	Title	Date

/s/ Donald R. Horton Donald R. Horton	Sole Director	July 28, 2021

/s/ David V. Auld David V. Auld	President and Chief Executive Officer (Principal Executive Officer)	July 28, 2021

/s/ Bill W. Wheat Bill W. Wheat	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2021

Western Pacific Housing Management, Inc., a Manager, Managing Member or General Partner of
HPH Homebuilders 2000 L.P.
Western Pacific Housing — Antigua, LLC
Western Pacific Housing — Broadway, LLC
Western Pacific Housing — Canyon Park, LLC
Western Pacific Housing — Carrillo, LLC
Western Pacific Housing — Communications Hill, LLC
Western Pacific Housing — Copper Canyon, LLC
Western Pacific Housing — Creekside, LLC
Western Pacific Housing — Lomas Verdes, LLC
Western Pacific Housing — McGonigle Canyon, LLC
Western Pacific Housing — Mountaingate, L.P.
Western Pacific Housing — Norco Estates, LLC
Western Pacific Housing — Pacific Park II, LLC
Western Pacific Housing — Park Avenue East, LLC
Western Pacific Housing — Park Avenue West, LLC
Western Pacific Housing — Playa Vista, LLC
Western Pacific Housing — River Ridge, LLC
Western Pacific Housing — Terra Bay Duets, LLC
Western Pacific Housing — Torrey Meadows, LLC
Western Pacific Housing — Torrey Village Center, LLC
Western Pacific Housing — Windemere, LLC
WPH-Camino Ruiz, LLC

Signature	Title	Date

/s/ Donald R. Horton Donald R. Horton	Sole Director	July 28, 2021

/s/ David V. Auld David V. Auld	President and Chief Executive Officer (Principal Executive Officer)	July 28, 2021

/s/ Bill W. Wheat Bill W. Wheat	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2021

D.R. Horton, Inc., a Member of
D.R. Horton — Crown, LLC
D.R. Horton — Georgia, LLC
D.R. Horton — Highland, LLC
D.R. Horton — Iowa, LLC
D.R. Horton — Nebraska, LLC
D.R. Horton — Regent, LLC
D.R. Horton — Terramor, LLC
D.R. Horton — WPH, LLC
DRH Regrem XLV, LLC
DRH Regrem XLVI, LLC
DRH Regrem XLVII, LLC
DRH Regrem XLVIII, LLC
DRH Regrem XLIX, LLC
DRH Regrem L, LLC
DRH Regrem LI, LLC
DRH Regrem LII, LLC
DRH Regrem LIII, LLC
DRH Regrem LIV, LLC
DRH Regrem LV, LLC
DRH Regrem LVI, LLC
DRH Regrem LVII, LLC
DRH Regrem LVIII, LLC
DRH Regrem LIX, LLC
DRH Regrem LX, LLC
DRH Regrem LXI, LLC
DRH Regrem LXII, LLC
DRH Regrem LXIII, LLC
DRH Regrem LXIV, LLC
DRH Regrem LXV, LLC
D.R. Horton Serenity Construction, LLC

Signature	Title	Date

/s/ David V. Auld David V. Auld	President and Chief Executive Officer (Principal Executive Officer)	July 28, 2021

/s/ Bill W. Wheat Bill W. Wheat	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2021